Exhibit 10.1

Pledge of Equity Agreement

This Agreement was entered into on September 22, 2013 by and between the following parties in Hubei, China:

Pledgeors (hereinafter collectively referred to as “Party A”):

1.           Mr. Wenping Luo, a citizen of PRC with ID Card number 422827197003040039, owns 95% shares of Laifeng Anpulo (Group) Food Development Co., Ltd.;

2.           Ms. Jinfeng Hu, a citizen of PRC with ID Card number 422827197005200024, owns 5% shares of Laifeng Anpulo (Group) Food Development Co., Ltd.

Pledgee (hereinafter referred to as “Party B”):

Guangxiang Investment Consulting (Shanghai) Co., Ltd., a Wholly Foreign Owned Enterprise (WFOE) registered in Shanghai, PRC.

        Whereas:

1.           Party A consists of all of the shareholders of Laifeng Anpulo (Group) Food Development Co., Ltd. (hereinafter referred to as “Anpulo”), who legally hold all of the equity interests in Anpulo.

2.           Guangxiang Investment Consulting (Shanghai) Co., Ltd. is a Wholly Foreign Owned Enterprise (WFOE) incorporated and existing within the territory of PRC in accordance with the law of PRC and its legal registered address is Room AB1010, Building #1, 1755 Hongmei S. Road, Minhang District, Shanghai.

3.           Anpulo is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 422827000001641 and its legal registered address is HeBaLiang, HangKong Road, XiangFeng Town, LaiFeng County, HuBei Province.

4.           Party B intends to acquire all of the equity interests in or assets of Anpulo. Prior to the completion of such acquisition, Party A agrees to entrust the management and operation of Anpulo to Party B and to sell part of operating assets of Anpulo to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interests in Anpulo they own and hold to Party B.

5.           Party B accepts the pledge of the equity interests by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by it.

Article 1 Guaranteed Obligation

   The equity interests are being pledged to guarantee all of the rights and interests Party B is entitled to under all of the following agreements:

   (a) Entrusted Management Agreement by and among Party A, Anpulo and Party B on September 22, 2013 in Hubei;

   (b) Exclusive Option Agreement by and among Party A, Anpulo and Party B on September 22, 2013 in Hubei;

   (e) Shareholders’ Voting Proxy Agreement by and between Party A and Party B on September 22, 2013 in Hubei.

Article 2 Pledged Properties

   Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

   (a) 100% of the equity interests in Anpulo.;

   (b) 100% of the registered capital (“Registered Capital”) of Anpulo.;

   (c) all investment certificates and other documents in respect of the Registered Capital of Anpulo.;

   (d) all money, dividends, interest and benefits at any time arising in respect of all the equity interests and Registered Capital of Anpulo.; and all voting rights and all other rights and benefits attaching to or accruing to the equity interests in or the Registered Capital of Anpulo to Party B .

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party B is entitled to in accordance with all the agreements signed by and between Party A and/ or Anpulo and Party B.

Article 4 Pledge Procedure and Registration

Party A shall try with its best efforts to after the date of this Agreement, process the registration procedures with Laifeng County Administration for Industry and Commerce concerning the pledged equity interests and ensure that all other approval(s) from or registration with relevant PRC authorities is/are granted or duly secured.

Article 5 Transfer of Pledged Equity Interests

Party A shall not transfer any of the pledged equity interests without the prior written consent of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1	This Agreement comes into effect when it is signed by the authorized representatives of the Parties with seals being affixed;

6.2
Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement.  Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under this Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as a breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such dispute to China International Economic and Trade Arbitration Commission South China Sub-Commission in Shenzhen in accordance with its rules then in effect. The arbitration shall take place in Shenzhen. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2	In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1	The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2
The Agreement shall be executed in five (5) copies in Chinese. Party A holds two copies and Party B holds one copy. The remaining copies shall be kept for completing relevant procedures. Each copy shall have equal legal force.

11.3	In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signatures only)

Party A:

Mr. Wenping Luo (Signature): /s/ Wenping Luo

Ms. Jinfeng Hu (Signature):     /s/ Jinfeng Hu

Party B:

Guangxiang Investment Consulting (Shanghai) Co., Ltd. (Seal)
/s/ Guangxiang Investment Consulting (Shanghai) Co., Ltd.

Legal representative/Authorized representative: Wenping Luo
(Signature) /s/ Wenping Luo